UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Under Rule 14a-12

XM SATELLITE RADIO HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On February 19, 2007, XM Satellite Radio Holdings Inc. distributed to its employees the following frequently asked questions sheet regarding its business combination transaction with SIRIUS Satellite Radio Inc. announced on February 19, 2007:

FAQs

Why a merger and why now? What is the strategic rationale for this transaction?

A merger of XM and Sirius will form the nation’s premier digital audio provider, creating a satellite radio company that will provide consumers across the country with more and better premium radio programming.

The merger is in the best interest of both shareholders and consumers. The combined company will be able to offer more value to consumers, while achieving significant synergies through cost efficiencies and technology-related benefits.

Satellite radio faces substantial competition from a broad variety of products and services. In addition to existing competition from free “over-the-air” AM and FM radio as well as iPods, Internet radio and cell phones, satellite radio will face new challenges from the growth of HD Radio and next generation wireless technologies. These factors have made a combination the best way to compete against the multitude of options available to consumers.

Is this a 50/50 merger?

Yes, this is a merger of equals.

Who will run the new company?

Gary Parsons will be the chairman of the combined company. Mel Karmazin will be the chief executive officer. Other positions will be decided upon in the coming months.

Where will the new company be headquartered?

The companies will work together to determine the location of its corporate headquarters prior to the closing of the transaction. The new company will have a significant presence in both Washington and New York City.

What will be the name of the new company?

Although we hope to close this transaction by the end of 2007, this process may well take as long as a full year. We will make a decision regarding the name of the new company as we get closer to closing.

XM Satellite Radio Inc.

What will the corporate governance structure be for the merged company?

The new company’s board of directors will consist of 12 directors, including Gary Parsons and Mel Karmazin, four independent members designated by each company, as well as one representative each from current XM board members GM and Honda.

How will the two companies bridge different cultures?

The two companies have a lot in common. The companies share the same spirit of entrepreneurship and excitement about innovation and are committed to providing the best content to their consumers and look forward to adopting the best aspects of each company into the combined company.

Can Sirius and XM succeed as stand-alone companies if the merger is not approved by regulators?

Yes. That said, we believe a merger is the preferred option for Sirius and XM, our shareholders and customers. The merged entity will be better able to manage its costs while driving innovation in this fast-moving competitive marketplace.

What is the timeframe for regulatory approval? Timeframe for integration?

We expect the transaction to be completed by the end of 2007. We will seek to integrate the companies and technology platforms as quickly as possible after regulatory approval, while supporting both Sirius and XM customers.

Is there a rule prohibiting the two satellite radio providers from merging?

No. No rule barring such a merger has been published in the Code of Federal Regulations. Satellite radio is subject to the same rules governing transfers of control as other FCC licensees when it licensed satellite radio service in 1997, the FCC was not asked to rule on whether a satellite radio merger would serve the public interest. In its original 1997 order, the FCC noted that it wanted two satellite radio providers because it thought the companies would compete primarily with each other. Thus, the FCC did offer its view, based on competitive conditions at the time, that combining the two existing satellite licenses would not serve the public interest. Since that time, the options for audio entertainment have expanded greatly and the FCC’s policy statement simply no longer reflects the reality of today’s audio marketplace. As former FCC Chairman Reed Hundt recently told the New York Times, “I think we did the right thing to begin with. You wouldn’t want to change it if it weren’t for the fact that it is so obvious that you can get content in so many different ways. That wasn’t really true then.”

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XM Satellite Radio Inc.

When will the companies merge their operating platforms/networks?

No timeline has been set, however, we will seek to integrate the companies and technology platforms as quickly as possible, while supporting both Sirius and XM customers. We will be thoroughly evaluating all technology to ensure the best system for our customers is used going forward. Both companies are committed to ensuring the smoothest possible transition for customers who already have factory-installed satellite radio, and we do not anticipate any interruptions in service.

What will the merged programming lineup look like?

Once fully integrated, the new company plans to provide customers with access to a richer portfolio of diverse programming, including an enhanced lineup of commercial-free music channels.

In addition, a merger would ultimately allow the new company to free up bandwidth, which could be reallocated to enable exciting new services and expanded public interest programming, including more news and information. Additionally, bandwidth could be re-deployed to enrich underserved demographics and attract more diverse segments.

What does this mean for employees?

By driving stronger growth and being better positioned to compete against other entertainment platforms, a combined company will ultimately create opportunities for employees. While there will be some overlap in our businesses, we won’t begin integration of the businesses until this deal is closed. In the meantime, we will continue to operate independently.

As in all mergers, some positions in both companies are likely to be eliminated based on integration analysis. While it is too early in the process to speculate regarding any individual positions, we are taking steps to ensure that any employee whose position is eliminated as a result of the merger will receive appropriate separation benefits.

Again, it’s important to remember that the integration won’t begin until after regulatory approval and the deal is closed. In the meantime, everyone should focus on their job duties and our commitments to our subscribers, shareholders and partners.

Will I be asked to relocate?

We won’t be making any integration decisions, including decisions about potential job relocations, until later in the process – likely in 2008.

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XM Satellite Radio Inc.

Will my job title or reporting responsibilities change?

There will be some overlap in our business that could, conceivably, necessitate job or title changes. However, we won’t be making any integration decisions until later in the process. For the time being, it’s business as usual and we will continue to operate independently until we receive regulatory approval.

Will my base pay, overtime or pay cycle change?

Pay and benefits that employees currently receive will not change for the time being. We can commit that pay and benefits packages will remain competitive.

I was expecting a bonus for my work in 2006. Will that change as a result of the merger?

No, we are planning to pay individual bonuses and award merit increases this year as we communicated to everyone who is bonus-eligible.

I’m used to receiving XM stock options/grants – will I continue to receive them?

The company anticipates following its normal annual practice by making a grant of stock/options in 2007.

Will there be changes to our health care benefits?

We are still in the early stages, and integration has not yet begun. We can commit that benefits packages will remain competitive.

I’m out on disability. Will my coverage be affected?

Disability coverage, as well as other pay and benefits that employees currently receive, will not change for the time being.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Sirius’s and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Sirius and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

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XM Satellite Radio Inc.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of Sirius and XM shareholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Sirius and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause Sirius’s and XM’s results to differ materially from those described in the forward-looking statements can be found in Sirius’s and XM’s Annual Reports on Form 10-K for the year ended December 31, 2005, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and Sirius and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed business combination involving Sirius and XM. In connection with the proposed transaction, Sirius plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Sirius and XM plan to file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Sirius and XM. INVESTORS AND SECURITY HOLDERS OF SIRIUS AND XM ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Sirius and XM through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, New York, NY 10020, Attention: Investor Relations or by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, NE Washington, DC 20002, Attention: Investor Relations.

Sirius, XM and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Sirius’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 13, 2006, and its proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 21, 2006, and information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2005, which was filed with the SEC on March 3, 2006 and its proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on April 25, 2006. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.

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XM Satellite Radio Inc.